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Exhibit 10.02


                               ADDENDUM TO
                        PURCHASE AND SALE AGREEMENT
                                   AND
                             PROMISSORY NOTE

     THIS ADDENDUM TO THE PURCHASE AND SALE AGREEEMENT AND PROMISSORY NOTE, both dated February 6, 2002, is entered into this 31st day of March, 2002, by and between OCIS Corp. ("OCIS") and Brent W. Schlesinger ("Schlesinger").

                                   Premises

     Pursuant to the terms of the Purchase and Sale Agreement dated February 6, 2002, OCIS and Schlesinger agreed to modify the purchase price of the assets being purchased based on an itemized inventory list. The list and subsequent hand count resulted in a total of $45,626 in inventory having been purchased, based on a lower of cost or market valuation. Accordingly, the parties want to set forth in this writing that the promissory note is being reduced to $40,626, after giving effect to the $5,000 payment in shares of OCIS common stock.

                                     Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:


1. Reduction in Purchase Price. The parties hereby agree that the purchase price for the assets shall be $45,626 with the resulting promissory note being reduced to $40,626.

2.     Ratification.     Except as expressly amended hereby, the terms of the
Agreement are hereby ratified and approved as originally written.



                                   Brent W. Schlesinger

                                         /s/
                                   ________________________________


                                   OCIS Corp.


                                   By:_________/s/____________________
                                      A Duly Authorized Officer